Exhibit 23.1
                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amerada Hess Corporation Second Amended and Restated 1995 Long-Term Incentive Plan, of our report dated February 20, 2004, with respect to the consolidated financial statements of Amerada Hess Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2003, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

We also consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amerada Hess Corporation Second Amended and Restated 1995 Long-Term Incentive Plan of our report dated January
27, 2004, relating to the financial statements of HOVENSA, L.L.C. included in the Amerada Hess Corporation Form 10-K/A, Amendment No. 1, for the year ended December 31, 2003 filed with the Securities and Exchange Commission.



                                        /s/  Ernst & Young LLP

New York, NY
May 21, 2004